UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

iTALK INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54664	20-5302617
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

100 E. Linton Blvd., Suite 144-A, Delray Beach, Florida	33483
(Address of principal executive offices)	(Zip Code)

(877) 652-3834

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Form 8-K of iTalk Inc., a Nevada corporation (the “Company”), filed with the Securities and Exchange Commission, on September 28, 2015, the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”) on September 24, 2015 with Kil W. Lee (“Mr. Lee”) and United Mobile Solutions Corp., a Delaware corporation (formerly known as United Mobile Solutions, LLC) (“UMS”). Pursuant to the terms of the Purchase Agreement, the Company agreed to acquire from Mr. Lee all of the issued and outstanding capital stock of UMS in exchange for shares of the Company’s preferred stock, par value $0.001 per share, (“Preferred Stock”), convertible into 85% of the Company’s fully diluted common stock, par value $0.001 per share (“Common Stock”), as of the date of closing (the “Exchange”), prior to giving effect to dilution of the issued and outstanding shares of Common Stock by (i) shares of Common Stock underlying options to be issued to David Levy under a management option plan, which will represent 5.0% of the fully diluted shares of Common Stock of the Company at the date of exercise of the options (“Prospective Levy Options”), (ii) shares of Common Stock underlying a warrant to be issued to Mesa Partner, which will represent 4.9% of the fully diluted shares of Common Stock of the Company at the date of exercise of the warrant (“Prospective Mesa Partner Warrant”), and (iii) shares of Common Stock underlying a warrant to be issued to Andora Holdings, LLC, which will represent 4.9% of the fully diluted shares of Common Stock of the Company at the date of exercise of the warrant (“Prospective Andora Holdings Warrant”).

On January 29, 2016 (“Closing Date”), the Company closed (“Closing”) on the Exchange under the Purchase Agreement pursuant to which the Company acquired 100,000 shares of common stock of UMS held by Mr. Lee, representing all of the issued and outstanding capital stock of UMS, in exchange for issuing 106,250 shares of Preferred Stock of the Company to Mr. Lee and/or his affiliates, convertible into 10,625,000,000 shares of Common Stock of the Company (where each share of Preferred Stock is convertible into 100,000 shares of Common Stock). Upon Closing of the Exchange, UMS became a wholly owned subsidiary of the Company and the Company’s pro-forma shares of Common stock and Preferred Stock issued and outstanding after giving effect to the Exchange was 1,875,000,000 shares of Common Stock and 106,250 shares of Preferred Stock, convertible into 10,625,000,000 shares of Common Stock of the Company (representing approximately representing 85% of the Company’s fully diluted Common Stock as of the Closing Date), prior to giving effect to dilution of the issued and outstanding shares of Common Stock by the shares of Common Stock underlying the Prospective Levy Options, Prospective Mesa Partner Warrant and Prospective Andora Holdings Warrant.

UMS was initially organized on May 11, 2010 as a limited liability company under the laws of the state of Georgia under the name United Mobile Solutions, LLC. On September 16, 2015, UMS reincorporated as a corporation under the laws of the state of Delaware under the name United Mobile Solutions Corp. UMS is in the business of providing value added products and services to T-Mobile dealers, mobile virtual network operations dealers, wireless product and service resellers, exclusive carrier agents, distributors and wholesalers nationwide. In addition to its products and services, UMS is also an authorized master agent and wholesale partner of T-Mobile U.S.A. contracted to do business in the southeastern region of the U.S.A, including Texas, where UMS provides training and development, new dealer recruitment, retail store development and commissions processing for its sub agents to its customers. UMS has two wholly owned subsidiaries, namely (a) United Prepaid, LLC, a Georgia limited liability company, which was originally formed as Global Tristar Distribution, LLC on April 12, 2006 for the purpose of enabling prepaid cell phone customers to conduct wireless prepaid replenishment and marketing of prepaid cell phone air time and (b) International Touchpoint, LLC a limited liability company formed on March 12, 2014 in Texas for the purpose of refurbishing cell phones for resale.

In connection with the Exchange, on January 29, 2016, David F. Levy resigned as the Company’s President and Kil W. Lee was appointed as the Company’s President and as a director. Mr. Levy still remains the Chief Executive Officer, Chairman of the Board of Directors, Treasurer, and Secretary and a director of the Company. As stated above, Mr. Levy’s resignation as President was in connection with the Exchange and not as a result of any disagreements with the Company.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item. Pursuant to the terms of the Purchase Agreement described in Item 2.01 of this report, on January 29, 2016, the Company issued 106,250 shares of Preferred Stock of the Company to Kil W. Lee (“Mr. Lee”) and/or his affiliates, convertible into 10,625,000,000 shares of Common Stock of the Company (where each share of Preferred Stock is convertible into 100,000 shares of Common Stock) in connection with the Exchange.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Preferred Stock to Mr. Lee, pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transactions did not involve a public offering, Mr. Lee acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 5.01. Changes in Control of Registrant.

The disclosure in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item. In connection with the Exchange, on January 29, 2016, David F. Levy resigned as the Company’s President and Kil W. Lee was appointed as the Company’s President and as a director. Mr. Levy still remains the Chief Executive Officer, Chairman of the Board of Directors, Treasurer, and Secretary and a director of the Company. As stated above, Mr. Levy’s resignation as President was in connection with the Exchange so that Mr. Lee could be appointed as President and not as a result of any disagreements with the Company.

Below is certain information regarding the Company’s new officer and director, namely Kil W. Lee (“Mr. Lee”):

Kil W. Lee. Mr. Lee, age 33, has served as UMS’s President since 2010 and United Prepaid, LLC’s President since 2006. Mr. Lee graduated from GA Perimeter College with a Bachelor of Arts degree in 2002.

For his services as President of UMS, which is now the wholly owned subsidiary of the Company, Mr. Lee will receive an annual salary of $150,000. Mr. Lee will not receive a salary for serving in any other officer or director positions with the Company, UMS, United Prepaid, LLC, or International Touchpoint, LLC.

Other than the transactions disclosed in Item 2.01 of this Current Report on Form 8-K, there have been no transactions and are no currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which Mr. Lee had or will have a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1

Purchase and Sale Agreement, dated September 24, 2015, by and among iTalk, Inc., Kil W. Lee, and United Mobile Solutions Corp. (Incorporated by reference to Exhibit 10.1 of iTalk Inc.’s Form 8-K filed with the SEC on September 28, 2015 (SEC File No. 000-54664)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iTalk, Inc.

Date: February 2, 2016	By:	/s/ David F. Levy
David F. Levy
Chief Executive Officer